Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Trista Hertz, Director of Investor Relations	Rick Fox, Media Relations Coordinator
(630) 218-7364	(630) 218-8000 x4896
hertz@inlandrealestate.com	rfox@inlandgroup.com

INLAND REAL ESTATE CORPORATION TO PRESENT

AT NAREIT INSTITUTIONAL INVESTOR FORUM

OAK BROOK, Ill. (June 2, 2005) – Inland Real Estate Corporation (NYSE: IRC) announced today that it will be making a company presentation at the National Association of Real Estate Investment Trusts’ Institutional Investor Forum, which will be held at the Waldorf-Astoria Hotel in New York City from June 8 through June 10.

Inland Real Estate Corporation currently is scheduled to present on Wednesday, June 8 at 11:00 a.m. eastern time in the Jade Room at the Waldorf-Astoria.   The presentation will be made by members of the Company’s senior management team, including its president and chief executive officer, Robert D. Parks, its chief operating officer, Mark E. Zalatoris, its chief financial officer, Brett A. Brown, and its president of property management, D. Scott Carr.   The presentation also will be available via live webcast on the Company’s website, http://www.inlandrealestate.com, in the Investor Relations section.

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that owns interests in 145 neighborhood, community and single-tenant retail centers located primarily in the midwestern United States.  To learn more about the Company, please visit http://www.inlandrealestate.com.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2004. Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.